Exhibit 99.1

Beeline Holdings Announces Strategic Partnership with TYTL to Tokenize Home Equity — Targeting a $39 Trillion Addressable Market

Unique fractional equity platform integrates traditional residential real estate transactions with TYTL’s Solana-based infrastructure, creating an estimated $41 million revenue opportunity for Beeline for every $1 billion transacted

PROVIDENCE, R.I., March 12, 2026 — Beeline Holdings, Inc. (NASDAQ: BLNE) (“Beeline or the Company”) today announced a strategic partnership with TYTL Corp. (“TYTL”), a blockchain-enabled platform focused on the tokenization of deed-recorded fractional equity interests in U.S. residential real estate as real-world assets (RWAs). The two companies have already completed their first 11 fractional equity transactions, launched an initial portfolio, and are actively building infrastructure to scale.

Under the terms of the partnership, Beeline will facilitate the sale of prime residential real estate fractional equity transactions on behalf of TYTL under the BeelineEquity brand. Following transaction completion, final documents will be delivered to TYTL, which will then mint tokens and sell those tokens to deliver U.S. dollars to Beeline Title, a Beeline subsidiary, in escrow for the homeowners to fund the transaction. By leveraging Beeline’s digital platform and homeowner application flow, TYTL intends to streamline transaction execution and expand operational throughput as the platform scales.

Fractional equity interests are deed-recorded at the municipal level through a standard residential real estate closing process. In addition to facilitating these transactions in partnership with TYTL, Beeline Title will serve as the exclusive title and settlement provider for TYTL transactions, leveraging its digital platform to streamline closings, escrow, and recording workflows.

“This partnership integrates traditional real estate closing processes with TYTL’s Solana-based infrastructure, allowing deed-recorded ownership to be verified on-chain while maintaining compliance with established property law,” said Brendan Reilly, Chief Technology Officer of TYTL. “Beeline’s digital mortgage and title platforms provide operational scale that supports the responsible growth of this emerging real-world asset tokenization category.”

Beeline’s Revenue Model and Unit Economics

Beeline expects BeelineEquity and Beeline Title to generate revenue through transaction facilitation fees, title and settlement services, and related closing services.

Based on internal modeling assumptions, the Company estimates that for every $1 billion in aggregate transaction value facilitated through the platform, cumulative revenue potential could approximate $41 million. Margin expansion potential may develop over time as infrastructure scales.

Revenue sources include:

●	transaction facilitation fees;
●	title, escrow, and closing services revenue; and

●	operating leverage derived from digital infrastructure.

A $110 Trillion Market with $39 Trillion in Available Equity

The U.S. single-family residential real estate market represents approximately $110 trillion in total property value.

Within this market, TYTL estimates that roughly $39 trillion represents available homeowner equity — equity not encumbered by outstanding mortgage debt and potentially accessible for liquidity.

Historically, homeowners have relied on HELOCs, refinancing, reverse mortgages, and newer home equity investment products to access liquidity. These structures typically introduce repayment obligations, interest expense, or long-term contractual commitments. Many of the more recent home equity investment offerings require repayment of cash advances in addition to an equity share.

A New Asset Class at the Intersection of Property Law and Blockchain

TYTL’s model is fundamentally different. Rather than recording a deed of trust or memorandum, TYTL acquires deed-recorded fractional equity interests through a one-time traditional sale closing involving properties valued at $1 million or more. The structure requires no appraisal, no credit underwriting, and no future payment obligations from the homeowner. Underwriting focuses on the property, its location, the homeowner’s existing equity, and a standard title review — a streamlined process that reduces friction for both parties.

By pairing municipal deed recording with on-chain verification and an AI-assisted valuation and investment platform, TYTL bridges established U.S. property law with programmable blockchain infrastructure. TYTL mints tokens on a 1:1 basis — one dollar of recorded equity equals one dollar of tokenized value — and liquidates those tokens through Anchorage Digital Bank, delivering U.S. dollars directly to Beeline Title in escrow. Beeline does not hold or manage tokens.

Strengthening an Already-Accelerating Platform

Beeline’s core mortgage platform continues to perform strongly. Leveraging proprietary AI tools, Beeline closes loans in 14 to 21 days and delivered approximately 100% revenue growth in 2025 versus 2024 despite challenging market conditions.

BeelineEquity is complementary to Beeline’s already diversified mortgage platform, which combines conventional and select Non-QM products designed to create better outcomes for the gig economy. The partnership with TYTL, a related party, reflects Beeline’s broader strategy of identifying and scaling partnerships with innovative financial technology companies, and the company has indicated that it will continue to evaluate strategic opportunities in both traditional mortgage-related businesses and blockchain infrastructure.

“We are very well positioned,” said Nick Liuzza, CEO of Beeline. “Our mortgage business is firing on all cylinders. The TYTL partnership adds a genuinely differentiated product to our platform that is not tied to interest rates — one that serves homeowners who need liquidity without the burden of debt, and institutional investors who want prime residential exposure with real liquidity. Both opportunities appear to be emerging at exactly the same time, and we intend to be the platform that captures both.”

Recently, TYTL announced funding in a separate press release .

About Beeline Holdings, Inc.

Beeline Holdings, Inc. is a diversified digital mortgage platform that combines AI-powered origination technology with a growing suite of home equity and financial services products. Beeline closes loans in 14–21 days and operates Beeline Title as an integrated closing and settlement services provider. For more information, visit makeabeeline.com.

About TYTL Corp.

TYTL Corp. is a blockchain-based platform that enables the tokenization of deed-recorded fractional equity interests in U.S. residential real estate. TYTL bridges established property law with programmable blockchain infrastructure, creating a new, debt-free home equity product for homeowners and a new asset class for institutional investors. TYTL’s institutional coin is distributed through Anchorage Digital Bank. Beeline’s principal shareholder and Chief Executive Officer is a founder and principal shareholder of TYTL. For more information, visit tytl.ai.

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Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations and projections for the market for the Company’s BeelineEquity product, prospective trends and developments in such market and potential future sources and quantities of revenue. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, the ultimate interest of homeowners in unlocking liquidity and Beeline’s ability to attract homeowners, our reliance on a TYTL which is a related party of Beeline to raise capital to fund the real estate transactions future interest rate changes, the risks arising from the impact of inflation, tariffs, and a recession which may result on Beeline’s business, prospective customers, and on the national and global economy, the impact of the wars or geopolitical conflicts in the Middle East and Ukraine, Latin America and the Middle East, uncertainty surrounding and impacts arising from tariffs and litigation and developments relating thereto, and the Risk Factors contained in the Company’s Prospectus Supplement dated March 10, 2026 and Form 10-K filed April 15, 2025. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.